Appendix A
(Dated September 13, 2023)

Funds & Share Classes

Fund	Classes
Affinity World Leaders Equity ETF	[no class designation]
Anfield Universal Fixed Income Fund	Class A Class C Class I
Anfield Universal Fixed Income ETF	[no class designation]
Anfield Diversified Alternatives ETF	[no class designation]
Anfield U.S. Equity Sector Rotation ETF	[no class designation]
Anfield Dynamic Fixed Income ETF	[no class designation]
Regents Park Hedged Market Strategy ETF	[no class designation]
Foundations Dynamic Core ETF	[no class designation]
Foundations Dynamic Growth ETF	[no class designation]
Foundations Dynamic Value ETF	[no class designation]
Foundations Dynamic Income ETF	[no class designation]
Conductor Global Equity Value ETF	[no class designation]
Tactical Dividend Momentum Fund	Class A Class C Class I Class R
Holbrook Income Fund	Class A Class I Investor Class
Holbrook Structured Income Fund	Class A Class I Investor Class

Hunter Small Cap Value Fund	Class I
Hypatia Women CEO ETF	[no class designation]
Recurrent MLP & Infrastructure Fund	Class I
Redwood Managed Volatility Fund	Class I Class N Class Y
Redwood Managed Volatility Portfolio	Class I Class N
Redwood Managed Municipal Income Fund	Class I Class N
Redwood AlphaFactor® Tactical International Fund	Class I Class N
Redwood Systematic Macro Trend (“SMarT”) Fund	Class I Class N
LeaderShares® Activist Leaders® ETF	[no class designation]
LeaderShares® AlphaFactor® Tactical Focused ETF	[no class designation]
LeaderShares® AlphaFactor® US Core Equity ETF	[no class designation]
LeaderShares® Equity Skew ETF	[no class designation]
LeaderShares® Dynamic Yield ETF	[no class designation]
Superfund Managed Futures Strategy Fund	Class A Class C Class I
Wealthfront Risk Parity Fund	Class W